Exhibit 16.1

PricewaterhouseCoopers

                                                   PricewaterhouseCoopers
                                                    1100 Louisiana Street
                                                               Suite 4100
                                                         Houston TX 77002
                                                 Telephone (713) 757 5200
                                                 Facsimile (713) 757 5249
September 16, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Waste Management, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 15, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP